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                                                                   EXHIBIT 10.43

                             NOVELLUS SYSTEMS, INC.

                        NOTICE OF RESTRICTED STOCK AWARD

         Grantee's Name and Address:                 Sasson Somekh
                                                     4000 N. First Street
                                                     San Jose, CA 95134

         You (the "Grantee") have been issued shares of Common Stock of Novellus Systems, Inc. (the "Company"), subject to the terms and conditions of this Notice of Restricted Stock Award (the "Notice") and the Restricted Stock Award Agreement (the "Agreement") attached hereto, as follows. Unless otherwise defined herein, the terms defined in the Agreement shall have the same defined meanings in this Notice.

Award Number                                017779

Date of Award                               January 29, 2004

Vesting Commencement Date                   January 26, 2004

Total Number of Shares
of Common Stock Awarded
(the "Shares")                              50,000

Aggregate Fair Market
Value of the Shares                         $1,626,500

Consideration:

         The Shares have been issued to the Grantee in consideration for continued service with the Company, which consideration has a value of $32.53 per share, the Fair Market Value of the Shares.

Vesting Schedule:

         Subject to the Grantee's Continuous Service and other limitations set forth in this Notice and the Agreement, the Shares will "vest" in accordance with the following schedule:

         10,000 Shares shall vest on each yearly anniversary of the Vesting Commencement Date such that 100% of the Shares are vested five years after the Vesting Commencement Date.

         For purposes of this Notice and the Agreement, the term "vest" shall mean, with respect to any Shares, that such Shares are no longer subject to forfeiture to the Company. Shares that have not vested are deemed "Restricted Shares." If the Grantee would become vested in a fraction of a Restricted Share, such Restricted Share shall not vest until the Grantee becomes vested in the entire Share.

         Vesting shall cease upon the date of termination of the Grantee's Continuous Service for any reason. In the event the Grantee's Continuous Service is terminated for any reason, any Restricted Shares held by the Grantee immediately following such termination of Continuous Service shall be deemed reconveyed to the Company and the Company shall thereafter be the

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legal and beneficial owner of the Restricted Shares and shall have all rights and interest in or related thereto without further action by the Grantee.

         IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Award is to be governed by the terms and conditions of this Notice and the Agreement.

                                            Novellus Systems, Inc.
                                            a California corporation

                                            By: /s/ Robin Yim
                                                --------------------------------
                                            Title: V.P., Treasurer and Secretary
                                                   -----------------------------

         The Grantee acknowledges receipt of a copy of the Agreement and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Award subject to all of the terms and provisions hereof and thereof. The Grantee has reviewed this Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice and fully understands all provisions of this Notice and the Agreement. The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Agreement shall be resolved by the Board in accordance with Section 13 of the Agreement. The Grantee further agrees to the venue selection and waiver of a jury trial in accordance with
Section 14 of the Agreement. The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:       March 7, 2004                  Signed:     /s/ Sasson Somekh
       ----------------------------                 ----------------------------
                                                             Grantee

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

                                                            AWARD NUMBER: 017779

                             NOVELLUS SYSTEMS, INC.

                        RESTRICTED STOCK AWARD AGREEMENT

         1. Issuance of Shares. Novellus Systems, Inc., a California corporation (the "Company"), hereby issues to the Grantee (the "Grantee") named in the Notice of Restricted Stock Award (the "Notice"), the Total Number of Shares of Common Stock Awarded set forth in the Notice (the "Shares"), subject to the Notice and this Restricted Stock Award Agreement (the "Agreement"). All Shares issued hereunder will be deemed issued to the Grantee as fully paid and nonassessable shares, and the Grantee will have the right to vote the Shares at meetings of the Company's shareholders. The Company shall pay any applicable stock transfer taxes imposed upon the issuance of the Shares to the Grantee hereunder.

         2. Consideration. The Shares have been issued to the Grantee in consideration for continued service with the Company as set forth in the Notice.

         3. Conditions and Restrictions.

                  (a) Vesting. THE SHARES SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE'S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS AWARD OR ACQUIRING SHARES HEREUNDER). NOTHING IN THE NOTICE OR THE AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE'S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE'S RIGHT OR THE RIGHT OF THE GRANTEE'S EMPLOYER TO TERMINATE THE GRANTEE'S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE. UNLESS THE GRANTEE HAS A WRITTEN EMPLOYMENT AGREEMENT TO THE CONTRARY, THE GRANTEE'S STATUS IS AT WILL.

                  (b) Leave of Absence. During any authorized leave of absence, the continued vesting of the Shares shall be determined in accordance with the Company's leave of absence policy as may be amended from time to time.

                  (c) Change in Status. In the event of the Grantee's change in status from Employee to Consultant or from an Employee whose customary employment is 20 hours or more per week to an Employee whose customary employment is fewer than 20 hours per week, vesting of the Shares shall continue only to the extent determined by the Board as of such change in status.

                  (d) Transfer Restrictions. The Shares issued to the Grantee hereunder may not be sold, transferred by gift, pledged, hypothecated, or otherwise transferred or disposed of by the Grantee prior to the date when the Shares become vested pursuant to the Vesting Schedule set forth in the Notice. Any attempt to transfer Restricted Shares in violation of this Section 3 will be null and void and will be disregarded.

         4. Escrow of Stock. For purposes of facilitating the enforcement of the provisions of this Agreement and the payment of withholding taxes pursuant to
Section 6 of this Agreement, the Grantee agrees, immediately upon receipt of the certificate(s) for the Restricted Shares, to deliver such certificate(s), together with an Assignment Separate from Certificate in the form attached hereto as Exhibit A, executed in blank by the Grantee and the Grantee's spouse (if required for transfer) with respect to each such stock certificate, to the Secretary or Assistant Secretary of the Company, or their designee, to hold in escrow for so long as such Restricted Shares have not vested pursuant to the Vesting Schedule set forth in the Notice, with the authority to take all such actions and to effectuate all such transfers and/or releases as may be necessary or appropriate to accomplish the objectives of this Agreement in accordance with the terms hereof. The Grantee hereby acknowledges that the appointment of the Secretary or Assistant Secretary of the Company (or their designee) as the escrow holder hereunder with the stated authorities is a material inducement to the Company to make this Agreement and that such appointment is coupled with an interest and is accordingly irrevocable. The Grantee agrees that such escrow holder shall not be liable to any party hereto (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Upon the vesting of the Restricted Shares, the escrow holder will, without further order or instruction, transmit to the Grantee the certificate evidencing such Shares, subject, however, to satisfaction of any withholding obligations provided in Section 6 below.

         5. Distributions. The Company shall disburse to the Grantee all regular cash dividends with respect to the Shares and Additional Securities (whether vested or not), less any applicable withholding obligations.

         6. Withholding of Taxes.

                  (a) General. The Grantee is ultimately liable and responsible for all taxes owed by the Grantee in connection with the Award, regardless of any action the Company or any Related Entity takes with respect to any tax withholding obligations that arise in connection with the Award. Neither the Company nor any Related Entity makes any representation or undertaking regarding the treatment of any tax withholding in connection with the grant or vesting of the Award or the subsequent sale of Shares subject to the Award. The Company and its Related Entities do not commit and are under no obligation to structure the Award to reduce or eliminate the Grantee's tax liability.

                  (b) Payment of Withholding Taxes. Prior to any event in connection with the Award (e.g., vesting) that the Company determines may result in any tax withholding obligation, whether United States federal, state, local or non-U.S., including any employment tax obligation (the "Tax Withholding Obligation"), the Grantee must arrange for the satisfaction of the minimum amount of such Tax Withholding Obligation in a manner acceptable to the Company.

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

                           (i)      By Share Withholding. The Grantee authorizes
the Company, in its discretion, to withhold from those Shares issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation. The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above.

                           (ii)     By Sale of Shares. Unless the Grantee
determines to satisfy the Tax Withholding Obligation by some other means in accordance with clause (iii) below, the Grantee's acceptance of this Award constitutes the Grantee's instruction and authorization to the Company and any brokerage firm determined acceptable to the Company for such purpose to sell on the Grantee's behalf a whole number of Shares from those Shares issuable to the Grantee as the Company determines to be appropriate to generate cash proceeds sufficient to satisfy the minimum applicable Tax Withholding Obligation. Such Shares will be sold on the day such Tax Withholding Obligation arises (e.g., a vesting date) or as soon thereafter as practicable. The Grantee will be responsible for all broker's fees and other costs of sale, and the Grantee agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale. To the extent the proceeds of such sale exceed the Grantee's minimum Tax Withholding Obligation, the Company agrees to pay such excess in cash to the Grantee. The Grantee acknowledges that the Company or its designee is under no obligation to arrange for such sale at any particular price, and that the proceeds of any such sale may not be sufficient to satisfy the Grantee's minimum Tax Withholding Obligation. Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the sale of Shares described above.

                           (iii)    By Check, Wire Transfer or Other Means. At
any time not less than five (5) business days before any Tax Withholding Obligation arises (e.g., a vesting date), the Grantee may elect to satisfy the Grantee's Tax Withholding Obligation by delivering to the Company an amount that the Company determines is sufficient to satisfy the Tax Withholding Obligation by (x) wire transfer to such account as the Company may direct, (y) delivery of a certified check payable to the Company, or (z) such other means as specified from time to time by the Board.

         7. Additional Securities. Any securities or cash received (other than a regular cash dividend) as the result of ownership of the Restricted Shares (the "Additional Securities"), including, but not by way of limitation, warrants, options and securities received as a stock dividend or stock split, or as a result of a recapitalization or reorganization or other similar change in the Company's capital structure, shall be retained in escrow in the same manner and subject to the same conditions and restrictions as the Restricted Shares with respect to which they were issued, including, without limitation, the Vesting Schedule set forth in the Notice. The Grantee shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, but the Grantee may not direct the Company to sell any such warrant or option. If Additional Securities consist of a convertible security, the

Grantee may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. In the event of any change in certificates evidencing the Shares or the Additional Securities by reason of any recapitalization, reorganization or other transaction that results in the creation of Additional Securities, the escrow holder is authorized to deliver to the issuer the certificates evidencing the Shares or the Additional Securities in exchange for the certificates of the replacement securities.

         8. Stop-Transfer Notices. In order to ensure compliance with the restrictions on transfer set forth in this Agreement and the Notice, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

         9. Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         10. Restrictive Legends. The Grantee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by the Company or by state or federal securities laws:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE RESTRICTED BY THE TERMS OF THAT CERTAIN RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE COMPANY AND THE NAMED SHAREHOLDER. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH SUCH AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

         11. Entire Agreement: Governing Law. The Notice and this Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and the Grantee. The Notice and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties. Should any provision of the Notice or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

         12. Headings. The captions used in this Agreement are inserted for convenience and shall not be deemed a part of this Agreement for construction or interpretation.

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

         13. Administration and Interpretation. Any question or dispute regarding the administration or interpretation of the Notice or this Agreement shall be submitted by the Grantee or by the Company to the Board. The resolution of such question or dispute by the Board shall be final and binding on all persons.

         14. Venue and Waiver of Jury Trial. The parties agree that any suit, action, or proceeding arising out of or relating to the Notice or this Agreement shall be brought in the United States District Court for the Northern District of California (or should such court lack jurisdiction to hear such action, suit or proceeding, in a California state court in the County of Santa Clara) and that the parties shall submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 14 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

         15. Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown in these instruments, or to such other address as such party may designate in writing from time to time to the other party.

         16. Corporate Transactions. If the Award is Assumed in connection with a Corporate Transaction, any Restricted Shares shall continue to be subject to a forfeiture right held by the Company or the successor entity (or Parent thereof). If the Award is not Assumed in connection with a Corporate Transaction, any Restricted Shares held by the Grantee shall be forfeited to the Company or the successor entity (or Parent thereof) as if the Grantee's Continuous Service had terminated immediately prior to the effective date of such Corporate Transaction. Notwithstanding the foregoing, the Board shall have the authority, exercisable either in advance of any actual or anticipited Corporate Transaction or at the time of an actual Corporate Transaction and exercisable at any time while the Award remains outstanding, to provide for the full or partial automatic vesting of the Shares subject to the Award and the release from restrictions on transfer and forfeiture rights of the Shares in connection with a Corporate Transaction, on such terms and conditions as the Board may specify. The Board also shall have the authority to condition the vesting of the Shares upon the subsequent termination of the Continuous Service of the Grantee within a specified period following the effective date of the Corporate Transaction.

         17. Definitions. As used herein, the following definitions shall apply:

                  (a) "Applicable Laws" means the legal requirements applicable to the issuance of Awards, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to Awards granted to residents therein.

                                       5

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                  (b) "Assumed" means that pursuant to a Corporate Transaction either (i) the Award is expressly affirmed by the Company or (ii) the contractual obligations represented by the Award are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Award thereof which at least preserves the compensation element of the Award existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Award.

                  (c) "Award" means the issuance of Restricted Shares hereunder.

                  (d) "Board" means the Board of Directors of the Company and shall include any committee of the Board or Officer of the Company to which the Board has delegated its authority under this Agreement.

                  (e) "Code" means the Internal Revenue Code of 1986, as amended.

                  (f) "Common Stock" means the common stock of the Company.

                  (g) "Company" means Novellus Systems, Inc., a California corporation.

                  (h) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

                  (i) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

                  (j) "Corporate Transaction" means any of the following transactions:

                           (i)      a merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

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                           (ii)     the sale, transfer or other disposition of
all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations);

                           (iii)    approval by the Company's shareholders of
any plan or proposal for the complete liquidation or dissolution of the Company; or

                           (iv)     any reverse merger in which the Company is
the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

                  (k) "Director" means a member of the Board or the board of directors of any Related Entity.

                  (l) "Disability" shall have the same meaning as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy. If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, "Disability" means that the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. The Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board in its discretion.

                  (m) "Employee" means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

                  (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                           (i)      If the Common Stock is listed on one or more
established stock exchanges or national market systems, including without limitation The Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Board) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Board deems reliable;

                           (ii)     If the Common Stock is regularly quoted on
an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                           (iii)    In the absence of an established market for
the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Board in good faith.

                  (p) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                  (q) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

                  (r) "Related Entity" means any Parent or Subsidiary of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary of the Company holds a substantial ownership interest, directly or indirectly.

                  (s) "Share" means a share of the Common Stock.

                  (t) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                END OF AGREEMENT

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